SCHEDULE 14C

INFORMATION STATEMENT

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

☒	Definitive Information Statement

INVERTED PARADIGMS CORPORATION
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

INVERTED PARADIGMS CORPORATION

2203 North Lois Avenue, Suite 929

Tampa, FL 33607

INFORMATION STATEMENT NOTICE

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Stockholders:

Notice is hereby given that as of September 18, 2007, we had sought and obtained the written consent, in lieu of a meeting of stockholders, from the holders of a majority of the outstanding voting power of our common stock, approving the (i) change the name of the company to Transfer Technology International Corp., (ii) reverse stock-split of our common stock where-in the Corporation will give (1) one share of common stock for every (100) one hundred shares outstanding (the “Stock-Split”), and (iii) increase of the number of authorized shares to (250,000,000) two hundred and fifty million.

You are encouraged to carefully read the attached Information Statement, for further information regarding these actions. In accordance with Rule 14c-2, the approval of the action described herein by the holders of a majority of the voting power of Inverted Paradigms Corporation will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about October 15, 2007.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Chris A. Trina
Chris Trina, CEO and Director

October 15, 2007

INVERTED PARADIGMS CORPORATION

2203 North Lois Avenue, Suite 929

Tampa, FL 33607

INFORMATION STATEMENT

OCTOBER 15, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY.

PROPOSALS BELOW HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS

OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF

THE

REMAINING STOCKHOLDERS IS NOT NECESSARY.

General

This Information Statement is first being furnished on or about October 15, 2007 to stockholders of record as of the close of business on September 18, 2007 (the “Record Date”) of the common stock, par value $0.001 per share (the “Common Stock”) of Inverted Paradigms Corporation (“Inverted” or the “Company”) in connection with the following (the “Actions”):

Proposal One - change the name of the company to Transfer Technology International Corp.

Proposal Two - reverse stock-split of our common stock where-in the Corporation will give (1) one share of common stock for every (100) one hundred shares outstanding (the “Stock-Split”)

Proposal Three - increase of the number of authorized shares to (250,000,000) two hundred and fifty million

The Board of Directors has approved the Action, and a majority of the Company’s stockholders (the “Consenting Stockholders”) representing not less than 55,137,271 shares of the 98,451,271 shares outstanding of the Common Stock as of the Record Date have consented in writing to the Action. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the Delaware General Corporation Law and Inverted’s Bylaws to approve the Action. Accordingly, the Action will not be submitted to the other stockholders of Inverted for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated there under, including Regulation 14C.

Inverted will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. Inverted will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

The principal executive office of Inverted Paradigms Corporation is located at 2203 North Lois Avenue, Suite 929, Tampa, Florida 33607.

Why have I received these materials?

Inverted is required to deliver this information statement to everybody who owns common stock of Inverted on the Record Date to inform them that on September 18, 2007 the holders of a majority of the disinterested voting stock have taken certain actions by written consent without a meeting that would normally require a stockholders meeting. This information statement is being sent to you because you are a holder of common shares of Inverted.

What action did the holders of a majority of the voting stock take?

A stockholder holding a total of 56.00% of the total voting common stock outstanding in Inverted on the Record Date took action by written consent to resolve to (i) change the name of the company to Transfer Technology International Corp., (ii) reverse stock-split of our common stock where-in the Corporation will give (1) one share of common stock for every (100) one hundred shares outstanding and (iii) increase of the number of authorized shares to (250,000,000) two hundred and fifty million.

Why did the stockholders take this action?

The stockholders believe that these changes will benefit the company by (1) better reflecting the company’s new business focus and (2) creating better financing alternatives for the company.

Why is it that the holders of a majority of the voting stock can do these things without having to hold a meeting or having to send out proxies to all stockholders?

The Bylaws of Inverted and Delaware law provide that any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting, providing the written consent of the stockholders having at least a majority of all the stock entitled to vote upon the action if a meeting were held.

Is it necessary for me to do anything?

No. No other votes are necessary or required. Inverted anticipates that the name change and the increase in authorized shares will be effective approximately twenty (20) days after the filing with the United States Securities and Exchange Commission, and the mailing thereof to all shareholders of record as of the 18th day of September, 2007, of a definitive shareholder information statement covering the foregoing resolutions on Schedule 14C in accordance with Regulation 14C of the Securities and Exchange Act of 1934.

Who is paying for the mailing of this information statement?

Inverted will pay the costs of preparing and sending out this information statement. The definitive shareholder information statement will be sent to all common stockholders of record on September 18, 2007 by regular mail on or about twenty (20) days after its filing with the United States Securities and Exchange Commission. Inverted may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of the outstanding common stock.

Who are the officers and directors of Inverted?

The following table sets forth certain information concerning the compensation paid by the Company for services rendered in all capacities to the Company for the three fiscal years ended December 31, 2004, 2005 and 2006 awarded, earned or paid to our officer at December 31, 2006.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven Weldon, CFO and former CEO	2006	77,538	—	—	—	—	—	—	77,538
	2005	12,923	—	—	—	—	—	—	12,923
	2004	—	—	—	—	—	—	—	—

Charles Wenicke, CTO and Director	2006	55,000	—	—	—	—	—	—	55,000
	2005	—	—	—	—	—	—	—	—
	2004	—	—	—	—	—	—	—	—

Stewart York, former CEO and former Director	2006	79,500	—	—	—	—	—	—	79,500
	2005	—	—	—	—	—	—	—	—
	2004	—	—	—	—	—	—	—	—

Dwain Brannon, former CEO and former Director	2006	—	—	40,000	—	—	—	—	40,000
	2005	14,533	—	—	—	—	—	—	14,533
	2004	99,092	—	—	—	—	—	—	99,092

Biographies of current officers and directors

Chris Trina has served as our Chief Executive Officer since September 2007. Prior to joining, Inverted Paradigms, Mr. Trina was a Senior Investment Advisor with National Securities Corporation from November 2006 through March 2007. Mr. Trina was the President of Secure Financial Assets Group, a retail brokerage firm, from September 2005 through September 2006. From September 1997 to August 2005, Mr. Trina was the Senior Vice President of Sales at Gunnallen Financial, Inc. Since June 1997, Mr. Trina has been the President and sole stockholder of Windsor Financial Holdings, Inc, a private investment banking and insurance firm. Mr. Trina has twenty-one years Wall Street experience and received his Bachelor of Science degree for the University of South Florida in 1985.

Steven Weldon, a Certified Public Accountant, has served as our Chief Financial Officer since September 2005. Prior to joining Inverted Paradigms Corporation, Mr. Weldon was the Tax Manager for Westgate Resorts, Ltd., a timeshare developer, since July 2000. Mr. Weldon was an adjunct professor at Florida Southern College from January 2002 to October 2005. Since May 2005, Mr. Weldon has served as the president, sole stockholder and director of Steven W. Weldon, PA, a public accounting firm providing tax and accounting services. Mr. Weldon received his Bachelor of Science degree and his Masters in Business Administration from Florida Southern College.

Charles Wernicke has served as the Chief Technology Officer and Director of the Company beginning in February 2006. Mr. Wernicke has been the President of Emergency Computer Services, Inc., a computer service company since January 1993 and was the Chief Technology Officer of Delta Insights, LLC from June 2004 to January 2006. Mr. Wernicke attended Manatee Community College.

William Parsons has served as a Director of the Company since August 2004. Mr. Parsons was a Partner with Arthur Anderson from 1992-2002. Mr. Parsons is currently an Executive Vice President and Partner with SENN-Delaney Leadership, where he has been since 2002. In addition, Mr. Parsons is the general partner of Parsons Partners. Mr. Parsons received his Bachelor of Science degree at Clarkson University and his Masters in Business Administration from UCLA.

Dwight Day has served as a Director of the Company since August 13, 2003. Mr. Day has served as a Director of BAC International since 2002. Mr. Day has served as Vice President of Mechanical Associates, Inc. from 2001 to 2004 and HVAC Contractors Supply since 1994. Additionally, Mr. Day has been President of KMA Mechanical from 1991 to the present.

Beneficial ownership reporting compliance

Section 16(a) of the securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a class of the Company’s equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

Based solely upon a review of Forms 3, 4 and 5, and amendments to these forms furnished to us, each of the following parties, who are subject to the reporting requirements of Section 16(a) of the Exchange Act, were delinquent in filing all such required reports with respect to fiscal year 2006:

Dwight Day – Mr. Day failed to file a Form 4 regarding shares received as compensation for his service on the Board of Directors.

William Parsons – Mr. Parsons failed to file a Form 4 regarding shares received as compensation for his service on the Board of Directors.

The Company has taken steps to educate its officers, directors and ten percent owners regarding their personal reporting obligations and has provided them with additional information to prevent further delinquent filings.

Who are the principal stockholders of Inverted?

At September 18, 2007 there were 98,451,271 issued and outstanding common shares and there were no preferred shares issued and outstanding.

The following chart sets forth the number of shares of our common stock beneficially owned by (i) each person who, as of September 18, 2007, was known by us to own beneficially more than five percent (5%) of our Common Stock, and (ii) our officers and directors and (iii) officers and directors as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
Charles Wenicke	3,666,907	3.72%
Dwight Day (1)	658,143	0.67
William Parsons(1)	226,333	0.23
All directors and officers (3 persons)	4,551,383	4.71
Burns Administrative Trust(2)	55,137,163	56.00

(1)	Unless otherwise noted, the address of each person listed is c/o Inverted Paradigms Corporation, 2203 North Lois Avenue, Suite 929 Tampa, FL 33607
(2)	Address: 4025 Bohannon Drive Menlo Park, CA 94035

Who is the stockholder who voted to change the company name, reverse split the stock and increase the number of authorized shares of the corporation’s capital stock?

The stockholder who consented to these actions on September 18, 2007 and the percentage of common stock ownership is set forth below:

Name/Entity & Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percentage of Common Stock Owned
Burns Administrative Trust 4025 Bohannon Drive Menlo Park, CA 94035	55,137,163	56.00%

Except as indicated above, all of the persons and entities above named are believed to have sole voting and investment power with respect to the common shares beneficially owned by them, where applicable.

Who is entitled to receive notice of these actions by the holders of a majority of voting stock?

The Record Date for the determination of the stockholders entitled to notice of and to consent to the Actions has been fixed as of the close of business on September 18, 2007. As of that date, 98,451,271 shares of Common Stock were issued and outstanding.

Vote required

The Actions have been duly approved by the Consenting Stockholders holding a majority of the outstanding Common Stock. The Consenting Stockholders have not consented to or considered any other corporate action other than Proposals One and Two. Because stockholders holding at least a majority of the voting rights of our outstanding common stock at the record date have voted in favor of the foregoing proposals, and have sufficient voting power to approve such proposals through their ownership of common stock, no other stockholder consents will be solicited in connection with the transactions described in this

Information Statement.

Effective date

Under applicable federal securities laws, the actions described herein cannot be effective until at least 20 calendar days after this Information Statement is sent or given to the Company’s stockholders. It is anticipated that the foregoing will take place 20 calendar days after the date the Information Statement is mailed to the Company’s stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on October 15, 2007.

Dissenters’ rights of appraisal

The Delaware General Corporation Law does not provide for appraisal rights in connection with the name change, increase of authorized shares of the Company’s capital stock.

Stockholders sharing an address

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at 2203 North Lois Avenue, Suite 929, Tampa, FLorida 33607, Attn: Chris Trina, or by contacting the Company via telephone at (813) 600-4081. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

Where can I get copies of this information statement or copies of Inverted’s annual report?

Our Annual Report on Form 10-KSB, for the year ended December 31, 2006, including audited financial statements as of that date, is available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the “SEC”). Reports, proxy statements and other information filed by the Company can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com.

You can read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Chris A. Trina
Chris Trina, CEO and Director

October 15, 2007